                                                                    EXHIBIT 99.1

PRESS RELEASE                                              [STEEL DYNAMICS LOGO]
APRIL 21, 2003                              6714 Pointe Inverness Way, Suite 200
                                                       Fort Wayne, IN 46804-7932
                                                              260.459.3553 Phone
                                                                260.969.3590 Fax
                                                           www.steeldynamics.com
--------------------------------------------------------------------------------

STEEL DYNAMICS POSTS STRONG FIRST QUARTER RESULTS

FORT WAYNE, INDIANA, April 21, 2003 - Today Steel Dynamics, Inc. (NASDAQ: STLD) announced first quarter earnings of $15.8 million, or $.33 per diluted share, compared to earnings of $1.6 million, and diluted earnings per share of $.04 in the first quarter of 2002. Net sales for the first quarter of 2003 were $236 million, a 41 percent increase compared to the first quarter of 2002. SDI's first quarter 2003 results were much stronger than the first quarter of 2002 due to higher shipping volumes and higher selling prices that resulted from stronger market conditions.

SDI's first quarter consolidated shipments of 648,000 tons were 15 percent higher than shipments in the year-ago quarter and 8 percent higher than shipments in the fourth quarter of 2002. First-quarter average consolidated selling price per ton was $363, compared to $297 per ton recorded for the first quarter of 2002 and $403 per ton in the fourth quarter of 2002.

"We are pleased with the quarter's results," said Keith Busse, president and chief executive officer, "in light of the continued slow economic environment which resulted in lower than initially anticipated first-quarter average selling prices and somewhat lower shipping volumes. Nevertheless, production and shipping levels were sufficient to allow us to maintain solid profitability, although margins were adversely affected by lower realized selling prices for flat-rolled steels.

"The Structural and Rail Division continued product commissioning in the first quarter and increased its shipments substantially from the prior quarter despite ramping up during a period of lackluster commercial and industrial construction activity. Operationally, the new mill, its equipment, and its new workforce are performing extremely well. Production trials of rail are expected to begin in the second quarter," Busse said.

In the first quarter, Steel Dynamics shipped for export to China 129,000 tons of thin-gauge, hot-rolled and cold-rolled steel, and expects to continue to ship additional volumes in the second quarter. "These orders represent a welcome opportunity for the company to supply its products to the international market, but the extent of any ongoing business that will result is uncertain," Busse said.

"Previously announced new business development projects are proceeding as planned," Busse said, "Our team at the newly formed Bar Products Division is making excellent progress in engineering and facility planning. The former Qualitech SBQ mill near Indianapolis is expected to begin production as SDI's third mini-mill in the first quarter of 2004." SDI now expects to invest a total of approximately $75 million in 2003 and 2004 to broaden the capabilities of this bar mill to produce merchant shapes and reinforcing bars, as well as special-bar-quality steels.

During the first quarter, in an effort to expand its Flat Roll Division's finishing capabilities, Steel Dynamics completed the purchase of a modern galvanizing plant in Jeffersonville, Indiana, formerly owned by GalvPro. The purchase price for this next-to-new facility was $17.5 million, plus up to an additional $1.5 million payment subject to an earn-out formula. SDI expects to invest $2 to $6 million at the facility to improve material handling capability and increase throughput. Production is expected to begin in the third quarter of 2003. Located at the Clark Maritime Center on the Ohio River, this plant will provide SDI access to low-cost river transportation through use of the port facilities, making the company's flat-roll products more competitive in Southern markets.

SDI's Flat Roll Division also is making rapid progress in the construction and installation of its new paint line at Butler, Indiana, which is expected to begin operations in September 2003. Customer interest is very strong for this new painted-steel product offering.

Additionally, the company's Iron Dynamics facility is being readied for restart this fall and orders have been placed for the necessary briquetting equipment that will be installed at the facility. In the first quarter Steel Dynamics also increased its

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
ownership in New Millennium Building Systems, LLC to 100 percent from the 46.6 percent stake that it had owned previously. New Millennium manufactures joists, girders, trusses, and steel decking, and now operates as a wholly owned subsidiary of Steel Dynamics.


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CONFERENCE CALL WEBCAST AVAILABLE ON SDI WEB SITE

A conference call in which Steel Dynamics' management will discuss the company's first quarter 2003 results and the business outlook is scheduled for 11:00 am EDT (10:00 am Central) on April 22, 2003.

You are invited to listen in to the live broadcast of the conference call over the Internet, accessible from Steel Dynamics' Web site home page. A replay of the Webcast will be available from the SDI Web site until May 9, 2003.

The Webcast, as well as other information about Steel Dynamics, can be found at:

           WWW.STEELDYNAMICS.COM

ANNUAL MEETING WEBCAST

Steel Dynamics' 2003 Annual Shareholders Meeting is scheduled in Fort Wayne, Indiana, on May 29, 2003, at 10:00 am EDT (9:00 am Central). The meeting will be Webcast live, accessible from SDI's Web site home page.


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FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS SOME PREDICTIVE STATEMENTS ABOUT FUTURE EVENTS, INCLUDING STATEMENTS RELATED TO CONDITIONS IN THE STEEL MARKETPLACE, FUTURE GROWTH OF STEEL DYNAMICS' REVENUES, THE COMPANY'S FUTURE PROFITABILITY, THE CONSTRUCTION AND OPERATION OF NEW OR EXISTING FACILITIES, AND THE OPERATION AND FUTURE RESULTS OF SDI'S RELATED BUSINESSES. THESE STATEMENTS ARE INTENDED TO BE MADE AS "FORWARD-LOOKING," SUBJECT TO MANY RISKS AND UNCERTAINTIES, WITHIN THE SAFE HARBOR PROTECTIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH PREDICTIVE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM OUR CURRENT EXPECTATIONS.

We refer you to SDI's detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K and in other reports which we from time to time file with the Securities and Exchange Commission, available publicly on the SEC's Web site, www.sec.gov.

Contact:  Fred Warner, Investor Relations Manager
          (260) 969-3564 or fax (260) 969-3590
          f.warner@steeldynamics.com



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
                              Steel Dynamics, Inc.
                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                                QUARTER ENDED
                                                                                                   MARCH 31,
                                                                                        --------------------------------
                                                                                          2003                    2002
                                                                                        --------                --------
Net sales ..........................................................................    $235,504                $166,903

Costs and expenses:
     Cost of goods sold ............................................................     185,969                 139,529
     Selling, general, & administrative expenses ...................................      14,975                  16,332
                                                                                        --------                --------
Operating income ...................................................................      34,560                  11,042
Interest expense ...................................................................       9,166                   4,265
Other expense, net .................................................................         149                   4,153
                                                                                        --------                --------
Income before income taxes .........................................................      25,245                   2,624
Income tax expense .................................................................       9,467                     984
                                                                                        --------                --------
Net income .........................................................................    $ 15,778                $  1,640
                                                                                        ========                ========


Basic earnings per share:
     Net income ....................................................................    $    .33                $    .04
                                                                                        ========                ========
Weighted average common shares
  outstanding ......................................................................      47,601                  46,045
                                                                                        ========                ========


Diluted earnings per share:
     Net income ....................................................................    $    .33                $    .04
                                                                                        ========                ========
Weighted average common shares and share equivalents outstanding ...................      47,786                  46,348
                                                                                        ========                ========


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
                              STEEL DYNAMICS, INC.
                  UNAUDITED SUPPLEMENTAL OPERATING INFORMATION

                                                                                                 QUARTER ENDED
                                                                                                   MARCH 31,
                                                                                        -------------------------------
                                                                                          2003                   2002
                                                                                        --------               --------
Consolidated shipments (tons) ......................................................     648,114                561,948
Steel Operation* shipments (tons) ..................................................     641,401                551,265
Steel Operation* production (tons) .................................................     685,432                579,837

Average consolidated selling price per ton (dollars) ...............................    $    363               $    297
Operating profit per ton shipped** (dollars) .......................................          54                     28
Start-up costs (thousands of dollars) ..............................................         486                  4,594


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*     Steel Operations include the company's Flat Roll Division, Structural and
      Rail Division and Bar Products Division.

** Operating profit per ton shipped represents operating income before start-up costs and minority interest adjustments divided by consolidated shipments.



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
                              STEEL DYNAMICS, INC.

                           CONSOLIDATED BALANCE SHEETS

                                 (in thousands)


                                                                                         MARCH 31,              DECEMBER 31,
                                                                                           2003                     2002
                                                                                        -----------             ------------
                                                                                        (UNAUDITED)
                                    Assets

Current assets:
     Cash and short-term investments .............................................      $     3,241              $    24,218
     Accounts receivable .........................................................          121,945                  118,479
     Inventories .................................................................          167,684                  153,204
     Deferred income taxes .......................................................            7,081                    6,680
     Other current assets ........................................................            5,859                    8,322
                                                                                        -----------              -----------
           Total current assets ..................................................          305,810                  310,903

Property, plant, and equipment, net ..............................................          951,368                  929,338

Restricted cash ..................................................................            2,622                    2,616

Other assets .....................................................................           36,165                   32,839
                                                                                        -----------              -----------
           Total assets ..........................................................      $ 1,295,965              $ 1,275,696
                                                                                        ===========              ===========


                 Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable ............................................................      $    62,347              $    46,217
     Accrued interest ............................................................            5,665                   10,665
     Accrued expenses ............................................................           38,306                   44,755
     Current portion of long-term debt ...........................................           12,936                   11,638
                                                                                        -----------              -----------
           Total current liabilities .............................................          119,254                  113,275

Long-term debt, less current maturities ..........................................          539,121                  543,812

Deferred income taxes ............................................................           75,975                   70,330

Minority interest ................................................................            1,029                    4,632

Other long-term contingent liabilities ...........................................           21,987                   21,987

Stockholders' equity:
     Common stock ................................................................              500                      499
     Treasury stock, at cost .....................................................          (29,065)                 (28,889)
     Additional paid-in capital ..................................................          348,056                  347,050
     Retained earnings ...........................................................          225,884                  210,106
     Other accumulated comprehensive loss ........................................           (6,776)                  (7,106)
                                                                                        -----------              -----------
           Total stockholders' equity ............................................          538,599                  521,660
                                                                                        -----------              -----------
           Total liabilities and stockholders' equity ............................      $ 1,295,965              $ 1,275,696
                                                                                        ===========              ===========

                              STEEL DYNAMICS, INC.

                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                QUARTER ENDED
                                                                                                   MARCH 31,
                                                                                        -------------------------------
                                                                                           2003                  2002
                                                                                        ---------             ---------
Operating activities:
    Net income .....................................................................    $  15,778             $   1,640
    Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization ...............................................       16,276                13,833
       Deferred income taxes .......................................................        5,244                (1,704)
Minority interest ..................................................................         (652)                  256
       Net change in working capital ...............................................      (11,979)               18,464
                                                                                        ---------             ---------
          Net cash provided by operating activities ................................       24,667                32,489
                                                                                        ---------             ---------

Investing activities:
       Purchases of property, plant, and equipment .................................      (37,435)              (33,759)
       Other .......................................................................       (8,291)                   --
                                                                                        ---------             ---------

          Net cash used in investing activities ....................................      (45,726)              (33,759)
                                                                                        ---------             ---------

Financing activities:
    Issuance of long-term debt .....................................................       21,712               476,149
    Repayments of long-term debt ...................................................      (21,418)             (508,403)
    Issuance of common stock (net of expenses) and proceeds and tax benefits from
      exercise of stock options ....................................................        1,007                 1,103
    Purchase of treasury stock .....................................................         (176)                   --
    Debt issuance costs ............................................................       (1,043)              (13,501)
                                                                                        ---------             ---------
          Net cash used in financing activities ....................................           82               (44,652)
                                                                                        ---------             ---------

Decrease in cash and cash equivalents ..............................................      (20,977)              (45,922)
Cash and cash equivalents at beginning of period ...................................       24,218                78,241
                                                                                        ---------             ---------
Cash and cash equivalents at end of period .........................................    $   3,241             $  32,319
                                                                                        =========             =========



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